As filed with the Securities and Exchange Commission on February 14, 2012

Registration No.

_____________________________________________________________________________

_____________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

FORM   S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

STANDEX INTERNATIONAL CORPORATION

(Exact name of issuer as specified in its Certificate of Incorporation)

         Delaware

                 31-0596149__________

(State of Incorporation)

(I.R.S. Employer Identification No.)

11 KEEWAYDIN DRIVE, SALEM, NEW HAMPSHIRE

          03079____

(Address of principal executive offices)

      (Zip Code)

STANDEX INTERNATIONAL CORPORATION

2008 LONG TERM INCENTIVE PLAN

(Full Title of Plan)

Deborah A. Rosen

c/o Standex International Corporation

11 Keewaydin Drive, Suite 300

Salem, New Hampshire   03079

(Name and Address of agent for service)

603-893-9701

(Telephone Number, including area code, of agent for service)

Calculation of Registration Fee

______________________________________________________________________________

Proposed

Proposed

Title of

Maximum

Maximum

Securities

Offering

Aggregate

Amount of

to be

Amount to be

Price Per

Offering

Registration

Registered

Registered (1)

Share (2)

Price (2)

Fee (2)___

Common Stock

600,000

$ 40.94

$24,564,000

$2,815.00

par value

$1.50 per share

______________________________________________________________________________

NOTES:

1.

Together with additional shares of Common Stock which may become issueable under the Company's 2008 Long Term Incentive Plan, stock dividend or similar transaction affecting the Common Stock, pursuant to Rule 426(a) and (b) under the Securities Act of 1933.

2.

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act upon the basis of the average of the high and low sale price of the Company’s Common Stock, par value $1.50 per share (the “Common Stock”) as reported on the New York Stock Exchange on February 9, 2012.

STATEMENT UNDER GENERAL INSTRUCTION E

REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 600,000 shares of Common Stock, par value $1.50 per share, of the Company reserved for issuance under the Company’s 2008 Long Term Incentive Plan as amended.  The Company’s Board of Directors and its stockholders have approved the registration and issuance of such additional shares.  Pursuant to and as permitted by General Instruction E to Form S-8, the contents of the Company’s Registration Statement on Form S-8, File No. 333-161647, including all periodic reports that the Company has filed, or will file, subsequent to the filing of such Registration Statement Form S-8 to maintain current information about the Company are hereby incorporated by reference herein, and the opinions and consents listed in Item 8 below are attached hereto.

PART II.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

All information required in this Registration Statement (other than the information included or referenced in Item 8 below or otherwise set forth on the signature page) is set forth in the Registration Statement (File No. 333-161647), all of which is incorporated by reference herein.

ITEM 8.   EXHIBITS.

See Index to Exhibits which is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Salem, County of Rockingham and the State of New Hampshire, on the 14th day of February, 2012.

STANDEX INTERNATIONAL CORPORATION

/s/  Roger L. Fix

By:

___________________________________

Roger L. Fix, President/CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Date

Signature

Title

/s/  Roger L. Fix

February 14, 2012

_____________________________

President/CEO

Roger L. Fix

/s/  Thomas D. DeByle

February 14, 2012

_____________________________

Vice President/CFO/

Thomas D. DeByle

Roger L. Fix has signed below on February 14, 2012 as attorney-in-fact for the following Directors of the Registrant:

Charles H. Cannon, Jr.

Daniel B. Hogan

Thomas E. Chorman

H. Nicholas Muller, III

William R. Fenoglio

Edward J. Trainor

Gerald H. Fickenscher

/s/  Roger L. Fix

_______________________________

Roger L. Fix

EXHIBIT INDEX

SEQUENTIAL

EXHIBIT

   PAGE NO.

5.

Opinion Letter of Deborah A. Rosen, Vice President/CLO

6

and Secretary

23.

Consent of Deloitte & Touche LLP, Independent Registered

7

Public Accounting Firm.

24.

Powers of Attorney from Charles H. Cannon, Jr., Thomas E.

8

Chorman, William R Fenoglio, Gerald H. Fickenscher,

Daniel B. Hogan, H. Nicholas Muller, III, and Edward J. Trainor.

5